CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


TO:     eFinancial  Depot.com,  Inc.

     As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated December 1, 1999 to RJI, Inc., included in eFinancial Depot.Com Inc,'s Form 8K/A dated December 8, 1999.

/s/     Stefanou  &  Company  LLP
     Stefanou  &  Company  LLP
McLean,  Virginia
March  21,  2000